SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 11, 2008

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10346 (Commission File Number)	77-0226211 (IRS Employer Identification No.)

9485 Haven Avenue, Suite 100, Rancho Cucamonga, California		91730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (909) 987-9220

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

EMRISE Corporation is preparing to hold a special meeting of stockholders at 10:00 a.m. on November 6, 2008 at EMRISE’s headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730.  All holders of record of EMRISE’s common stock outstanding as of the close of business on September 8, 2008 will be entitled to vote at the special meeting. EMRISE desires to inform its stockholders of the deadlines for stockholder proposals to be discussed and voted upon at the special meeting.

Proposals by stockholders that are intended for inclusion in EMRISE’s proxy statement and proxy and to be presented at the special meeting must be delivered to EMRISE’s Vice President Finance and Adminsitration at EMRISE’s headquarters by the close of business on August 19, 2008 in order to be considered for inclusion in EMRISE’s proxy materials.  Those proposals may be included in EMRISE’s proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals. In addition, for all other proposal by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, EMRISE’s headquarters not later than August 19, 2008.  If a stockholder fails to notify EMRISE of any such proposal on or prior to that date, then the chairperson of the meeting may prohibit the proposal from being presented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2008	EMRISE CORPORATION

	By:	/s/ D. JOHN DONOVAN
D. John Donovan,
Vice President Finance and Administration